Exhibit 2.13

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 20th day of December, 2004, among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., in its capacity as Collateral Agent (together with its successors, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Senior Secured Note Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among RBG, LLC, a Nevada limited-liability company (“RBG”), Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), B & BB, Inc., a Nevada corporation (“B&BB”), Casablanca Resorts, LLC, a Nevada limited-liability company (“CBR”), Oasis Interval Ownership LLC, a Nevada limited-liability company  (“OIO”), Oasis Recreational Properties, Inc., a Nevada corporation  (“ORP”), and Oasis Interval Management LLC, a Nevada limited-liability company (“OIM,” together with RBG, Virgin River, B&BB, CBR, OIO, ORP and OIM, collectively, the “Grantors”) and The Bank of New York Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and Collateral Agent;

WHEREAS, the Grantors shall have executed and delivered to Agent, for the benefit of the Agent, the Trustee and the Holders, that certain Security Agreement dated of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, in order to induce the Trustee to enter into the Indenture and the other Indenture Documents (as hereinafter defined), Grantors have agreed to grant a continuing security interest in and to the Trademark Collateral (as hereinafter defined) in order to secure the due and punctual, prompt and complete payment, observance and performance of, among other things, (a) the Obligations of Grantors arising from this Agreement, (b) all present and future liabilities and Obligations (including, without limitation, Guarantee Obligations) of each of the Grantors of every type or description, arising under or in connection with the Notes, the Guarantees and the other Indenture Documents, whether for principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes, expenses, indemnities or other amounts (including attorneys’ fees and expenses), and (c) all other Obligations of Grantors arising from the Indenture and the other Indenture Documents, plus reasonable attorneys fees and expenses if the obligations represented thereunder are collected by law, through an attorney-at-law, or under advice therefrom (clauses (a), (b), and (c) being hereinafter referred to as the “Secured Obligations”), by the granting of the security interests contemplated by this Agreement, and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.                                       DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2.                                       GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby grants to Agent, for the benefit Agent, the Trustee and the Holders, a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)                                  all of its Trademarks to which it is a party including those referred to on Schedule I hereto;

(b)                                 all reissues, continuations or extensions of the foregoing;

(c)                                  all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(d)                                 all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3.                                       SECURITY AGREEMENT.  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit Agent, the Trustee and the Holders, pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4.                                       AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new trademarks or renewal or extension of any trademark registration.   Without limiting Grantors’ obligations under this Section 4, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

5.                                       COUNTERPARTS.  This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Grantors:

Virgin River Casino Corporation

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Chief Executive Officer

RBG, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

B & BB, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Chief Executive Officer

CasaBlanca Resorts, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager of its Manager, RBG, LLC

Oasis Interval Ownership, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Interval Management, LLC

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Manager

Oasis Recreational Properties, Inc.

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: President

Collateral Agent:

The Bank of New York Trust Company, N.A.

By:	/s/ Sandeé Parks
Name: Sandeé Parks
Title: Vice President

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications*

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date

Trade Names*

Common Law Trademarks*

Trademarks Not Currently In Use*

Trademark Licenses*

*  Registrants agree to furnish supplementally a copy of the omitted schedules to the Securities Exchange Commission upon its request.